Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Scott Jensen Investor Relations Contact investors@hbfuller.com

NEWS	June 24, 2026

H.B. Fuller Reports Second Quarter 2026 Results

Reported EPS (diluted) of $1.23; Adjusted EPS (diluted) of $1.41, up 19% year-on-year

Net income of $68 million; Adjusted EBITDA of $181 million, up 9% year-on-year

Record second quarter operating cash flow; Repurchased 750 thousand shares in the quarter

Increases midpoint of full-year adjusted EBITDA and adjusted EPS guidance

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its second quarter that ended May 30, 2026.

Second Quarter 2026 Noteworthy Items:

■	Net revenue was $950 million, up 5.8% year-on-year; organic revenue was up 2.6% year-on-year;
■	Gross margin was 33.6%; adjusted gross margin of 34.2% increased 200 basis points year-on-year driven mainly by pricing execution and restructuring savings;
■	Net income was $68 million; adjusted EBITDA was $181 million, up 9% versus last year; adjusted EBITDA margin was 19.1%, up 70 basis points year-on-year;
■	Reported EPS (diluted) was $1.23; adjusted EPS (diluted) was $1.41, up 19% year-on-year, driven by higher adjusted net income;
■	Record second quarter operating cash flow of $121 million dollars, up approximately 10% year-on-year.

Summary of Second Quarter 2026 Results:

The Company’s net revenue for the second quarter of fiscal 2026 was $950 million, up 5.8% versus the second quarter of fiscal 2025. Pricing increased net revenue by 3.0%, which more than offset slightly lower volume, resulting in a 2.6% organic revenue increase year-on-year. Foreign currency translation and the impact of acquisitions increased net revenue by 3.1% and 0.1%, respectively.

Gross profit in the second quarter of fiscal 2026 was $320 million. Adjusted gross profit was $325 million. Adjusted gross profit margin of 34.2% increased 200 basis points year-on-year. The impact of pricing execution and restructuring savings drove the majority of the year-on-year increase in adjusted gross profit margin.

Selling, general and administrative (SG&A) expense was $202 million in the second quarter of fiscal 2026 and adjusted SG&A was $196 million, up 11% year-on-year. Adjusting for the impact of foreign exchange and variable compensation related to higher projected income for the year, adjusted SG&A was up approximately 3% year-on-year.

Net income attributable to H.B. Fuller for the second quarter of fiscal 2026 was $68 million. Adjusted net income attributable to H.B. Fuller for the second quarter of fiscal 2026 was $78 million. Reported EPS (diluted) was $1.23 and adjusted EPS (diluted) was $1.41, up 19% year-on-year.

Adjusted EBITDA in the second quarter of fiscal 2026 was $181 million, up 9% year-on-year, driven principally by the impact of pricing execution and restructuring savings.

“We executed very well in the second quarter, delivering strong year-on-year revenue, EBITDA, and EPS growth, with results above the midpoint of our EBITDA guidance range,” said Celeste Mastin, president and chief executive officer. “Our global sourcing capabilities and swift pricing actions have enabled us to maintain supply continuity and reliably serve our customers through market disruption. These efforts, combined with our Quantum Leap restructuring initiative, have strengthened our competitive position and we remain confident in our ability to deliver strong financial results.”

Mastin continued, “While the external environment remains dynamic, our focus is clear: we are executing on what we can control, leveraging our competitive strengths, and continuing to build a business that is more durable and better positioned to deliver superior long-term growth.”

Balance Sheet and Working Capital:

Net debt at the end of the second quarter of fiscal 2026 was $1,958 million, down $58 million year-on-year. Net debt-to-adjusted EBITDA was 3.1X, down from 3.4X at the end of the second quarter of fiscal 2025.

Net working capital in the second quarter of fiscal 2026 was 16.4% as a percentage of annualized net revenue and decreased 260 basis points sequentially versus the first quarter. Cash flow from operations improved to $121 million, a record second quarter, driven primarily by higher net income. As previously communicated, cash flow delivery for 2026 is expected to be weighted to the second half of the year.

Fiscal 2026 Outlook:

As a result of our year-to-date performance, we are updating our previously communicated financial guidance for fiscal 2026:

■

Net revenue for fiscal 2026 is still expected to be up mid-single digits; organic revenue is still expected to be up low-single digits and the impact from foreign exchange is still expected to be positive 1% to 2%;

■	Adjusted EBITDA for fiscal 2026 is now expected to be in the range of $650 million to $675 million;
■	Adjusted EPS (diluted) is now expected to be in the range of $4.60 to $4.90;
■	Cash flow from operations for fiscal 2026 is now expected to be in the range of $300 million to $325 million;
■	Net revenue for the third quarter of 2026 is expected to be up mid-single digits; adjusted EBITDA for the third quarter of 2026 is expected to be in the range of $180 million to $190 million.

Conference Call:

The Company will hold a conference call on June 25, 2026, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on June 25, 2026, to 10:59 p.m. CT on July 1, 2026. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909 and enter the Conference ID: 6370505.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2026 Outlook, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2025 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,100 global team members who collaborate with customers across more than 30 market segments in 150 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of catastrophic events on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	May 30, 2026	Net Revenue	May 31, 2025	Net Revenue
Net revenue	$950,271	100.0%	$898,095	100.0%
Cost of sales	(630,617)	(66.4)%	(611,711)	(68.1)%
Gross profit	319,654	33.6%	286,384	31.9%

Selling, general and administrative expenses	(202,365)	(21.3)%	(186,340)	(20.7)%

Other income, net	5,627	0.6%	7,141	0.8%
Interest expense	(32,756)	(3.4)%	(34,865)	(3.9)%
Interest income	1,961	0.2%	854	0.1%
Income before income taxes and income from equity method investments	92,121	9.7%	73,174	8.1%

Income taxes	(25,584)	(2.7)%	(32,726)	(3.6)%

Income from equity method investments	1,268	0.1%	1,397	0.2%
Net income including non-controlling interest	67,805	7.1%	41,845	4.7%

Net income attributable to non-controlling interest	-	0.0%	(17)	(0.0)%
Net income attributable to H.B. Fuller	$67,805	7.1%	$41,828	4.7%

Basic income per common share attributable to H.B. Fuller	$1.25		$0.77
Diluted income per common share attributable to H.B. Fuller	$1.23		$0.76

Weighted-average common shares outstanding:
Basic	54,430		54,443
Diluted	55,069		54,952

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	May 30, 2026	Net Revenue	May 31, 2025	Net Revenue
Net revenue	$1,721,115	100.0%	$1,686,758	100.0%
Cost of sales	(1,165,413)	(67.7)%	(1,173,299)	(69.6)%
Gross profit	555,702	32.3%	513,459	30.4%

Selling, general and administrative expenses	(386,816)	(22.5)%	(366,968)	(21.8)%

Other income, net	12,377	0.7%	10,347	0.6%
Interest expense	(65,627)	(3.8)%	(66,906)	(4.0)%
Interest income	4,034	0.2%	1,954	0.1%
Income before income taxes and income from equity method investments	119,670	7.0%	91,886	5.4%

Income taxes	(33,006)	(1.9)%	(38,671)	(2.3)%

Income from equity method investments	2,186	0.1%	1,894	0.1%
Net income including non-controlling interest	88,850	5.2%	55,109	3.3%

Net income attributable to non-controlling interest	-	0.0%	(33)	(0.0)%
Net income attributable to H.B. Fuller	$88,850	5.2%	$55,076	3.3%

Basic income per common share attributable to H.B. Fuller	$1.63		$1.01
Diluted income per common share attributable to H.B. Fuller	$1.61		$0.99

Weighted-average common shares outstanding:
Basic	54,580		54,721
Diluted	55,291		55,490

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 30,	May 31,	May 30,	May 31,
	2026	2025	2026	2025

Net income attributable to H.B. Fuller	$67,805	$41,828	$88,850	$55,076

Adjustments:
Acquisition project costs[1]	1,395	3,602	2,325	13,430
Organizational realignment[2]	4,413	6,635	14,435	15,409
Project One[3]	2,387	2,581	5,440	5,646
Other[4]	3,024	44	2,929	44
Discrete tax items[5]	356	13,961	454	14,952
Income tax effect on adjustments[6]	(1,848)	(3,999)	(5,386)	(9,907)
Adjusted net income attributable to H.B. Fuller[7]	77,532	64,652	109,047	94,650

Add:
Interest expense	32,584	34,484	64,957	66,514
Interest income	(1,961)	(854)	(4,030)	(1,954)
Adjusted Income taxes	27,075	22,765	37,937	33,626
Depreciation and Amortization expense[8]	45,815	44,613	91,838	87,180
Adjusted EBITDA[7]	$181,045	$165,660	$299,749	$280,016

Diluted Shares	55,069	54,952	55,291	55,490
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$1.41	$1.18	$1.97	$1.71
Revenue	$950,271	$898,095	$1,721,115	$1,686,758
Adjusted EBITDA margin[6]	19.1%	18.4%	17.4%	16.6%

[1] Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $1,223 and $3,708 in transaction costs (primarily consulting and professional fees) and $172 and ($106) in purchase accounting costs (primarily professional fees for valuation services, interest on holdback liabilities and inventory step-up cost) for the three months ended May 30, 2026 and May 31, 2025, respectively. Acquisition project costs include $1,509 and $12,900 in transaction costs (primarily consulting and professional fees) and $816 and $530 in purchase accounting costs (primarily professional fees for valuation services, interest on holdback liabilities and inventory step-up cost) for the six months ended May 30, 2026 and May 31, 2025, respectively.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs and the impact of accelerated depreciation. Organizational realignment includes $251 and $1,177 in professional fees related to legal entity and business structure changes, $3,012 and $3,320 in employee severance and other related costs, and $1,150 and $2,138 related to facility rationalization costs for the three months ended May 30, 2026 and May 31, 2025, respectively. Organizational realignment includes $611 and $3,416 in professional fees related to legal entity and business structure changes, $5,832 and $4,493 in employee severance and other related costs, and $7,992 and $7,500 related to facility rationalization costs for the six months ended May 30, 2026 and May 31, 2025, respectively.

[3] Project One includes non-capitalizable project costs related to implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which has upgraded and standardized our information system.

[4] Other for the three and six months ended May 30, 2026 includes acquired environmental liabilities and ongoing litigation and product claims related to a divested business.

[5] Discrete tax items for the three and six months ended May 30, 2026 are related to various U.S. and foreign tax matters. Discrete tax items for the three and six months ended May 31, 2025 are primarily related to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters.

[6] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($237) and ($70) for the three months ended May 30, 2026 and May 31, 2025, respectively and ($579) and ($100) for the six months ended May 30, 2026 and May 31, 2025, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 30,	May 31,	May 30,	May 31,
	2026	2025	2026	2025
Net Revenue:
Hygiene, Health and Consumable Adhesives	$421,861	$397,475	$768,388	$765,700
Engineering Adhesives	283,239	276,418	525,688	513,177
Building Adhesive Solutions	245,171	224,202	427,039	407,881
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$950,271	$898,095	$1,721,115	$1,686,758

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$56,370	$43,401	$85,361	$73,349
Engineering Adhesives	46,856	46,977	77,999	75,028
Building Adhesive Solutions	25,013	22,114	30,201	28,691
Corporate unallocated	(10,950)	(12,448)	(24,675)	(30,577)
Total H.B. Fuller	$117,289	$100,044	$168,886	$146,491

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$75,564	$61,963	$123,601	$108,854
Engineering Adhesives	63,544	63,341	111,703	107,529
Building Adhesive Solutions	41,414	37,535	63,024	59,337
Corporate unallocated	523	2,821	1,421	4,296
Total H.B. Fuller	$181,045	$165,660	$299,749	$280,016

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	17.9%	15.6%	16.1%	14.2%
Engineering Adhesives	22.4%	22.9%	21.2%	21.0%
Building Adhesive Solutions	16.9%	16.7%	14.8%	14.5%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	19.1%	18.4%	17.4%	16.6%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 30,	May 31,	May 30,	May 31,
	2026	2025	2026	2025
Income before income taxes and income from equity method investments	$92,121	$73,174	$119,670	$91,886

Adjustments:
Acquisition project costs[1]	1,395	3,602	2,325	13,430
Organizational realignment[2]	4,413	6,635	14,435	15,409
Project One[3]	2,387	2,581	5,440	5,646
Other[4]	3,024	44	2,929	44
Adjusted income before income taxes and income from equity method investments[9]	$103,340	$86,036	$144,799	$126,415

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 30,	May 31,	May 30,	May 31,
	2026	2025	2026	2025
Income Taxes	$(25,584)	$(32,726)	$(33,006)	$(38,671)

Adjustments:
Acquisition project costs[1]	(230)	(1,120)	(466)	(3,800)
Organizational realignment[2]	(727)	(2,063)	(3,276)	(4,455)
Project One[3]	(393)	(803)	(1,170)	(1,638)
Other[4]	(497)	(14)	(473)	(14)
Discrete tax items[5]	356	13,961	454	14,952
Adjusted income taxes[10]	$(27,075)	$(22,765)	$(37,937)	$(33,626)

Adjusted income before income taxes and income from equity method investments	$103,340	$86,036	$144,799	$126,415
Adjusted effective income tax rate[10]	26.2%	26.5%	26.2%	26.6%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 30,	May 31,	May 30,	May 31,
	2026	2025	2026	2025

Net revenue	$950,271	$898,095	$1,721,115	$1,686,758

Gross profit	$319,654	$286,384	$555,702	$513,459
Gross profit margin	33.6%	31.9%	32.3%	30.4%

Adjustments:
Acquisition project costs[1]	-	68	-	675
Organizational realignment[2]	2,583	2,467	7,521	7,923
Project One[3]	-	(94)	-	1
Other[4]	2,500	-	2,501	-
Adjusted gross profit[11]	$324,737	$288,825	$565,724	$522,058
Adjusted gross profit margin[11]	34.2%	32.2%	32.9%	31.0%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin are defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 30,	May 31,	May 30,	May 31,
	2026	2025	2026	2025

Selling, general and administrative expenses	$(202,365)	$(186,340)	$(386,816)	$(366,968)

Adjustments:
Acquisition project costs[1]	1,223	3,654	1,660	11,360
Organizational realignment[2]	1,734	3,633	5,623	4,929
Project One[3]	2,387	2,676	5,440	5,646
Other[4]	523	44	1,925	44
Adjusted selling, general and administrative expenses[12]	$(196,498)	$(176,333)	$(372,168)	$(344,989)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health		Building
Three Months Ended:	and Consumable	Engineering	Adhesive	Segment	Corporate	H.B. Fuller
May 30, 2026	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$58,862	$47,958	$27,887	$134,707	$(66,902)	$67,805
Adjustments:
Acquisition project costs[1]	-	-	-	-	1,395	1,395
Organizational realignment[2]	-	-	-	-	4,413	4,413
Project One[3]	-	-	-	-	2,387	2,387
Other[4]	-	-	-	-	3,024	3,024
Discrete tax items[5]	-	-	-	-	356	356
Income tax effect on adjustments[6]	-	-	-	-	(1,848)	(1,848)
Adjusted net income attributable to H.B. Fuller[7]	58,862	47,958	27,887	134,707	(57,175)	77,532
Add:
Interest expense	-	-	-	-	32,584	32,584
Interest income	-	-	-	-	(1,961)	(1,961)
Adjusted Income taxes	-	-	-	-	27,075	27,075
Depreciation and amortization expense[8]	16,702	15,586	13,527	45,815	-	45,815
Adjusted EBITDA[7]	$75,564	$63,544	$41,414	$180,522	$523	$181,045
Revenue	$421,861	$283,239	$245,171	$950,271	-	$950,271
Adjusted EBITDA Margin[7]	17.9%	22.4%	16.9%	19.0%	NMP	19.1%

	Hygiene, Health		Building
Six Months Ended	and Consumable	Engineering	Adhesive	Segment	Corporate	H.B. Fuller
May 30, 2026	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$90,346	$80,195	$35,949	$206,490	$(117,640)	$88,850
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,325	2,325
Organizational realignment[2]	-	-	-	-	14,435	14,435
Project One[3]	-	-	-	-	5,440	5,440
Other[4]	-	-	-	-	2,929	2,929
Discrete tax items[5]	-	-	-	-	454	454
Income tax effect on adjustments[6]	-	-	-	-	(5,386)	(5,386)
Adjusted net income attributable to H.B. Fuller[7]	90,346	80,195	35,949	206,490	(97,443)	109,047
Add:
Interest expense	-	-	-	-	64,957	64,957
Interest income	-	-	-	-	(4,030)	(4,030)
Adjusted Income taxes	-	-	-	-	37,937	37,937
Depreciation and amortization expense[8]	33,255	31,508	27,075	91,838	-	91,838
Adjusted EBITDA[7]	$123,601	$111,703	$63,024	$298,328	$1,421	$299,749
Revenue	768,388	525,688	427,039	1,721,115	-	1,721,115
Adjusted EBITDA Margin[7]	16.1%	21.2%	14.8%	17.3%	NMP	17.4%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health		Building
Three Months Ended:	and Consumable	Engineering	Adhesive	Segment	Corporate	H.B. Fuller
May 31, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$45,610	$47,948	$24,668	$118,226	$(76,398)	$41,828
Adjustments:
Acquisition project costs[1]	-	-	-	-	3,602	3,602
Organizational realignment[2]	-	-	-	-	6,635	6,635
Project One[3]	-	-	-	-	2,581	2,581
Other[4]	-	-	-	-	44	44
Discrete tax items[5]	-	-	-	-	13,961	13,961
Income tax effect on adjustments[6]	-	-	-	-	(3,999)	(3,999)
Adjusted net income attributable to H.B. Fuller[7]	45,610	47,948	24,668	118,226	(53,574)	64,652
Add:
Interest expense	-	-	-	-	34,484	34,484
Interest income	-	-	-	-	(854)	(854)
Adjusted Income taxes	-	-	-	-	22,765	22,765
Depreciation and amortization expense[8]	16,353	15,393	12,867	44,613	-	44,613
Adjusted EBITDA[7]	$61,963	$63,341	$37,535	$162,839	$2,821	$165,660
Revenue	$397,475	$276,418	$224,202	$898,095	-	$898,095
Adjusted EBITDA Margin[7]	15.6%	22.9%	16.7%	18.1%	NMP	18.4%

	Hygiene, Health		Building
Six Months Ended	and Consumable	Engineering	Adhesive	Segment	Corporate	H.B. Fuller
May 31, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$77,771	$76,970	$33,799	$188,540	$(133,464)	$55,076
Adjustments:
Acquisition project costs[1]	-	-	-	-	13,430	13,430
Organizational realignment[2]	-	-	-	-	15,409	15,409
Project One[3]	-	-	-	-	5,646	5,646
Other[4]	-	-	-	-	44	44
Discrete tax items[5]	-	-	-	-	14,952	14,952
Income tax effect on adjustments[6]	-	-	-	-	(9,907)	(9,907)
Adjusted net income attributable to H.B. Fuller[7]	77,771	76,970	33,799	188,540	(93,890)	94,650
Add:
Interest expense	-	-	-	-	66,514	66,514
Interest income	-	-	-	-	(1,954)	(1,954)
Adjusted Income taxes	-	-	-	-	33,626	33,626
Depreciation and amortization expense[8]	31,083	30,559	25,538	87,180	-	87,180
Adjusted EBITDA[7]	$108,854	$107,529	$59,337	$275,720	$4,296	$280,016
Revenue	$765,700	$513,177	$407,881	$1,686,758	-	$1,686,758
Adjusted EBITDA Margin[7]	14.2%	21.0%	14.5%	16.3%	NMP	16.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Six Months Ended
	May 30, 2026	May 30, 2026
Price	3.0%	1.8%
Volume	(0.4)%	(3.5)%
Organic Growth[13]	2.6%	(1.7)%
M&A	0.1%	0.4%
Constant currency	2.7%	(1.3)%
F/X	3.1%	3.3%
Total H.B. Fuller Net Revenue	5.8%	2.0%

Revenue growth versus 2025	Three Months Ended
	May 30, 2026

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[13]
Hygiene, Health and Consumable Adhesives	6.1%	3.1%	3.0%	0.0%	3.0%
Engineering Adhesives	2.5%	3.2%	(0.7)%	0.3%	(1.0)%
Building Adhesive Solutions	9.4%	3.2%	6.2%	0.0%	6.2%
Corporate Unallocated	0.0%	0.0%	0.0%	0.0%	0.0%
Total H.B. Fuller	5.8%	3.1%	2.7%	0.1%	2.6%

Revenue growth versus 2025	Six Months Ended
	May 30, 2026

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[13]
Hygiene, Health and Consumable Adhesives	0.4%	3.2%	(2.8)%	0.4%	(3.2)%
Engineering Adhesives	2.4%	3.2%	(0.8)%	0.6%	(1.4)%
Building Adhesive Solutions	4.7%	3.6%	1.1%	0.0%	1.1%
Corporate Unallocated	0.0%	0.0%	0.0%	0.0%	0.0%
Total H.B. Fuller	2.0%	3.3%	(1.3)%	0.4%	(1.7)%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended				Trailing 12 Months[14] Ended
	August 30, 2025	November 29, 2025	February 28, 2026	May 30, 2026	May 30, 2026

Net income attributable to H.B. Fuller	$67,160	$29,732	$21,045	$67,805	$185,742

Adjustments:
Acquisition project costs[1]	518	1,465	931	1,395	4,309
Organizational realignment[2]	4,620	11,396	10,022	4,413	30,451
Project One[3]	2,499	2,091	3,053	2,387	10,030
Other[15]	1,711	37,400	(95)	3,024	42,040
Discrete tax items[16]	(3,742)	(3,743)	98	356	(7,031)
Income tax effect on adjustments[6]	(3,402)	(7,745)	(3,539)	(1,848)	(16,534)
Adjusted net income attributable to H.B. Fuller[7]	69,364	70,596	31,515	77,532	249,007

Add:
Interest expense	33,369	32,547	32,373	32,584	130,873
Interest income	(1,110)	(1,756)	(2,069)	(1,961)	(6,896)
Adjusted Income taxes	23,671	23,420	10,862	27,075	85,028
Depreciation and Amortization expense[17]	45,298	45,246	46,023	45,815	182,382
Adjusted EBITDA[7]	$170,592	$170,053	$118,704	$181,045	$640,394

[14] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[15] Other for the three months ended November 29, 2025 includes losses associated with ongoing litigation and product claims related to a divested business and costs associated with the exit of a product line. Other for the three months ended May 30, 2026 includes acquired environmental liabilities and ongoing litigation and product claims related to a divested business.

[16] Discrete tax items for the three months ended August 30, 2025 are related to various U.S. and foreign tax matters. Discrete tax items for the three months ended November 29, 2025 relate to various U.S. and foreign tax matters. Discrete tax items for the three months ended February 28, 2026 are related to various U.S. and foreign tax matters. Discrete tax items for the three months ended May 30, 2026 are related to various U.S. and foreign tax matters.

[17] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was ($261) for the three months ended August 30, 2025, ($234) for the three months ended November 29, 2025, ($342) for the three months ended February 28, 2026 and ($237) for the three months ended May 30, 2026.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	May 30, 2026	November 29, 2025	May 31, 2025
Total debt	$2,072,151	$2,016,937	$2,112,428
Less: Cash and cash equivalents	114,102	107,213	96,785
Net debt[18]	$1,958,049	$1,909,724	$2,015,643

Trailing twelve months14 / Year ended Adjusted EBITDA	$640,394	$620,660	$593,604
Net Debt-to-Adjusted EBITDA[18]	3.1	3.1	3.4

[18] Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	May 30, 2026	February 28, 2026	May 31, 2025
Accounts receivable, net	$622,745	$532,180	$584,026
Inventories	526,737	506,776	495,588
Accounts payable	(526,321)	(453,035)	(481,957)
Net working capital[19]	$623,161	$585,921	$597,657

Net revenue three months ended	$950,271	$770,844	$898,095
Annualized net revenue[19]	3,801,084	3,083,376	3,592,379

Net working capital as a percentage of annualized revenue[19]	16.4%	19.0%	16.6%

[19] Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	May 30,	November 29,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$114,102	$107,213
Accounts receivable (net of allowances of $12,712 and $11,922, as of May 30, 2026 and November 29, 2025, respectively)	622,745	564,339
Inventories	526,737	471,963
Other current assets	135,836	119,750
Total current assets	1,399,420	1,263,265

Property, plant and equipment	2,034,140	1,956,209
Accumulated depreciation	(1,066,347)	(1,020,948)
Property, plant and equipment, net	967,793	935,261

Goodwill	1,693,481	1,680,059
Other intangibles, net	766,626	805,867
Other assets	501,473	498,254
Total assets	$5,328,793	$5,182,706

Liabilities, non-controlling interest and total equity
Current liabilities:
Accounts payable	$526,321	$470,132
Accrued compensation	95,728	114,302
Income taxes payable	19,909	25,018
Other accrued expenses	137,103	133,907
Total current liabilities	779,061	743,359

Long-term debt	2,072,151	2,016,937
Accrued pension liabilities	51,281	51,317
Other liabilities	343,836	367,899
Total liabilities	$3,246,329	$3,179,512

Commitments and contingencies

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares issued and outstanding – 53,785,879 and 54,174,963 as of May 30, 2026 and November 29, 2025, respectively	$53,786	$54,175
Additional paid-in capital	275,507	298,017
Retained earnings	2,088,749	2,026,071
Accumulated other comprehensive loss	(335,578)	(375,045)
Total H.B. Fuller stockholders' equity	2,082,464	2,003,218
Non-controlling interest	-	(24)
Total equity	2,082,464	2,003,194
Total liabilities, non-controlling interest and total equity	$5,328,793	$5,182,706

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Six Months Ended
	May 30, 2026	May 31, 2025
Cash flows from operating activities:
Net income including non-controlling interest	$88,850	$55,109
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	48,772	44,837
Amortization	43,646	42,443
Deferred income taxes	(9,098)	(14,068)
Income from equity method investments, net of dividends received	(2,186)	(1,894)
Loss on the sale of business	-	1,515
Loss on impairment of intangible asset	-	478
Gain on sale or disposal of assets	(833)	(101)
Share-based compensation	12,580	12,003
Pension and other post-retirement plan benefit	(12,239)	(11,039)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(53,893)	(28,942)
Inventories	(51,313)	(40,182)
Other assets	(9,291)	2,364
Accounts payable	80,473	11,602
Accrued compensation	(19,643)	(23,494)
Other accrued expenses	13,522	1,097
Income taxes payable	(10,287)	(10,587)
Pension plan assets and liabilities	698	76
Other liabilities	(6,052)	24,804
Foreign currency remeasurement	3,463	(8,252)
Net cash provided by operating activities	117,169	57,769

Cash flows from investing activities:
Purchased property, plant and equipment	(104,380)	(64,534)
Proceeds from sale of property, plant and equipment	4,408	1,438
Payment of holdback on acquisitions	(11,627)	-
Purchased businesses, net of cash acquired	-	(162,032)
Purchase of cost method investment	-	(2,549)
Proceeds from the sale of a business	-	75,727
Net cash used in investing activities	(111,599)	(151,950)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	627,000	784,900
Repayment of long-term debt	(571,683)	(687,751)
Payment of debt issuance costs	-	(1,047)
Net payment of notes payable	-	(588)
Dividends paid	(25,970)	(24,864)
Proceeds from stock options exercised	10,266	2,475
Repurchases of common stock	(48,771)	(60,664)
Net cash (used in) provided by financing activities	(9,158)	12,461

Effect of exchange rate changes on cash and cash equivalents	10,477	9,153
Net change in cash and cash equivalents	6,889	(72,567)
Cash and cash equivalents at beginning of period	107,213	169,352
Cash and cash equivalents at end of period	$114,102	$96,785